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                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              CLICK COMMERCE, INC.,

                           ALLEGIS ACQUISITION, INC.,

                    ALLEGIS ACQUISITION OF CALIFORNIA, INC.,

                                       and

                               ALLEGIS CORPORATION




                                 March 21, 2003

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                                LIST OF EXHIBITS

Exhibit A       Shareholders' Consent

Exhibit B       Agreement of Merger

Exhibit C       Letter of Transmittal

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated March 21, 2003, by and among Click Commerce, Inc., a Delaware corporation (the "Parent"), Allegis Acquisition, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent ("Sub"), Allegis Acquisition of California, Inc., a California corporation and an indirect, wholly-owned subsidiary of Parent ("Merger Sub"), and Allegis Corporation, a California corporation (the "Company").

                                    RECITALS

         WHEREAS, upon the terms and conditions of this Agreement, Merger Sub will enter into a business combination whereby Merger Sub will merge with and into the Company (the "Merger"), in accordance with the General Corporation Law of the State of California (the "CGCL");

         WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders, (ii) approved by unanimous vote this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the shareholders of the Company approve this Agreement;

         WHEREAS, the Board of Directors of Parent have (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and (ii) approved by unanimous vote, this Agreement, the Merger, and the other transactions contemplated by this Agreement;

         WHEREAS, subject to the conditions set forth herein, the Merger will result in, among other things, the Company becoming an indirect wholly-owned subsidiary of Parent, and all of the issued and outstanding shares of common stock of the Company (the "Company Common Stock") and all outstanding options and warrants to acquire Company Common Stock and Company Preferred Stock (collectively, the "Company Options") shall be cancelled with no right to receive any consideration; and all of the issued and outstanding shares of the Company's Series A Preferred Stock, no par value, the Company's Series B Preferred Stock, no par value, the Company's Series C Preferred Stock, no par value, the Company's Series D Preferred Stock, no par value, the Company's Series E Preferred Stock, no par value, (all such preferred stock referred to as "Company's Preferred Stock") will be exchanged and converted into the right to receive cash on the terms described herein. The Company Common Stock, the Company Options and the Company Preferred Stock are sometimes collectively referred to herein as the "Company Stock," holders of which shall be referred to as "Company Shareholders");

         WHEREAS, a majority of the holders of the Company Common Stock and a majority of the holders of the Company Preferred Stock have consented to and approved the Merger pursuant to the Shareholder Consent attached as EXHIBIT A hereto; and

         WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in SECTION 7.1.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the CGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall, as the surviving corporation in the Merger, continue its existence under the provisions of the CGCL as an indirect, wholly-owned

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subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         Section 1.2 EFFECTIVE TIME. As promptly as practicable after the execution of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger substantially in the form of EXHIBIT B (the "Agreement of Merger"), with the Secretary of State of the State of California, executed in accordance with the relevant provisions of the CGCL (the date and time of such filing of the Agreement of Merger, or such later date and time as may be specified in the Agreement of Merger by mutual agreement of Parent and the Company, being the "Effective Time").

         Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4 CLOSING. Subject to the satisfaction or waiver of all of the conditions to Closing contained in Article VI hereof, the closing of the Merger (the "Closing") shall take place at the offices of Fenwick & West LLP, 275 Battery Street, San Francisco, California at 4:00PM (California Time) on the date hereof, or such other date as may be agreed upon by the parties (the "Closing Date").

         Section 1.5 THE ARTICLES OF INCORPORATION. The articles of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the articles of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law; provided, however, that at the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Allegis Corporation.

         Section 1.6 THE BY-LAWS. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable law.

         Section 1.7 DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and by-laws of the Surviving Corporation.

         Section 1.8 OFFICERS OF SURVIVING CORPORATION. From and after the Effective Time, the initial officers of the Surviving Corporation shall be as set forth in Schedule 1.8 until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON COMPANY STOCK

         Section 2.1  MERGER CONSIDERATION.

         (a) At the Effective Time, each share of the Corporation's Series A Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $
0.0002 per share, each share of the Corporation's Series B Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0003 per share, each share of the Corporation's Series C Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0003 per share, each share of the

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Corporation's Series D Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0011 per share, and each share of the Corporation's Series E Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0019 per share.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Shareholders, each share of Company Common Stock and each Company Option outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto (subject to any dissenters' rights properly exercised in accordance with the CGCL);

         (c) each share of Company Stock held in the treasury of the Company shall be cancelled and extinguished without any conversion thereof, and no payment or distribution shall be made with respect thereto;

         (d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate evidencing shares of common stock of Merger Sub shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

         Section 2.2  EXCHANGE OF COMPANY STOCK.

         (a) From and after the Effective Time, Parent shall act as exchange agent in effecting the exchange of cash pursuant to Section 2.1, as applicable, for certificates which immediately prior to the Effective Time represented outstanding shares of Company Preferred Stock which were converted into the right to receive such cash. On the second Business Day after the Effective Time, Parent shall mail to each holder of Company Preferred Stock entitled to receive such cash in exchange for their Company Preferred Stock a letter of transmittal (the "Letter of Transmittal"), and instructions for use in surrendering such Company Preferred Stock and receiving cash pursuant to Section 2.1.

                  Upon the surrender of a properly completed Letter of Transmittal to Parent, together with the certificate representing the applicable shares of Company Preferred Stock, and such other documents as may reasonably be required by Parent, Parent promptly shall cause to be issued to the holder of such Company Preferred Stock in exchange therefor, as applicable, that portion of the Merger Consideration to which such holder is entitled pursuant to Section 2 (less any amounts withheld for applicable withholding taxes). The Company Preferred Stock so surrendered shall forthwith be cancelled.

                  Until surrendered as contemplated by this Article II, each share of Company Preferred Stock shall (subject to dissenters rights under the CGCL) be deemed at any time after the Effective Time to represent only the right to receive upon surrender that portion of the Merger Consideration to which the holder of such Corporation Preferred Stock is entitled pursuant to Section 2.1.

         (b) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Preferred Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         (c) LOST SECURITIES. If any certificate evidencing shares of Company Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and the making of an indemnity by the person claiming such certificate evidencing shares of Company Preferred Stock to be lost, stolen or destroyed, Parent shall

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issue in exchange for such lost, stolen or destroyed certificate evidencing shares of Company Preferred Stock, the cash to which such person is entitled pursuant to the provisions of this Article II.

         (d) NO FURTHER RIGHTS IN COMPANY STOCK. All cash issued upon conversion of the Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Stock.

         Section 2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Company Options or certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Options or shares of Company Stock, except as otherwise provided by Law.

         Section 2.4 COMPANY OPTIONS. At the Effective Time, all Company Options, whether vested or unvested and whether exercisable or unexercisable shall, by virtue of the Merger and without any action on the part of the Company or the holder thereof, be cancelled and cease to exist. Neither Parent nor the Surviving Corporation shall assume any of the Company Options in connection with the transactions contemplated by this Agreement.

         Section 2.5 NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, none of the Parent, Merger Sub or the Surviving Corporation shall be liable to any holder of Company Stock or Company Options for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         Section 2.6 DISSENTERS' RIGHTS. All persons who have executed and delivered a Shareholders Consent shall be deemed to have consented to the Merger. Notwithstanding anything in this Agreement to the contrary, any Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or delivered a valid, unrevoked proxy in favor of the Merger, or consented thereto in writing and who has delivered written notice to the Company objecting to the Merger and demanding payment for his shares as required in accordance, and has otherwise complied, with the applicable provisions of the CGCL regarding dissenters rights ("Dissenting Shares"), shall not be terminated and extinguished unless and until such holder fails to elect to dissent from the Merger or effectively withdraws or otherwise forfeits his or her dissenters rights under the provisions of the CGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his or her dissenters rights, such Dissenting Shares shall thereupon be treated as if they had been terminated and extinguished as of the Effective Time. The Company shall give Parent (i) prompt notice of any demands for dissenters rights of any Company Stock, withdrawals of such demands, and any other instruments that related to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for dissenters rights under the CGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for dissenters rights or offer to settle or settle any such demands.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as of the date hereof, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the schedule of exceptions dated the date hereof delivered by the Company to Parent simultaneously herewith (the "Schedule of Exceptions") (which Schedule of Exceptions shall contain certain specific references to the representations and warranties to which the disclosures contained therein relate), that:

         Section 3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority and all necessary governmental approvals to own, lease and otherwise hold and operate its properties and to carry on its business as it


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is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would have no Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect" or "Material Adverse Effect on the Company" means any state of affairs or change that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or that has materially impaired or will materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. Section 3.1(a) of the Schedule of Exceptions sets forth each jurisdiction where the Company and the Company Subsidiaries are qualified or licensed to do business and each jurisdiction in which either the Company or a Company Subsidiary owns, uses, licenses or leases real property or currently has employees.

         (b) Section 3.1(b) of the Schedule of Exceptions sets forth a complete and correct list of all of the Company Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of all persons, including the Company and each Company Subsidiary. Neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

         Section 3.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has heretofore made available to Parent a complete and correct copy of (a) the corporate records of each of the Company and the Company Subsidiaries, (b) the Amended and Restated Articles of Incorporation and the Bylaws including all amendments thereto of each of the Company and the Company Subsidiaries, (c) the minute books containing all consents, actions and meeting of the shareholders of the Company and the Company's Board of Directors and any committees thereof, (d) the stock transfer books of the Company setting forth all issuances or transfers of any capital stock of the Company and (e) the stock transfer books and minute books of each Company Subsidiary containing the information listed in paragraphs
(c) and (d) above. The Amended and Restated Certificate of Incorporation and Bylaws of the Company are in full force and effect. The Company is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and, to the knowledge of the Company, the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

         Section 3.3  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock of which 7,794,560 shares are issued and outstanding; and (ii) 14,000,000 shares of Preferred Stock, 1,764,189 shares of which are designated "Series A Preferred Stock" (the "Series A Preferred") and a total of 1,750,000 shares of Series A Preferred Stock are issued outstanding; 1,785,714 shares of which are designated "Series B Preferred Stock" (the "Series B Preferred Stock") all of which shares of Series B Preferred Stock are issued and outstanding; 2,723,673 shares of which are designated "Series C Preferred Stock" (the "Series C Preferred Stock") and a total of 2,571,020 shares of Series C Preferred Stock are issued and outstanding; 4,150,000 shares of which are designated "Series D Preferred Stock" (the "Series D Preferred Stock") and a total of 4,024,899 shares of Series D Preferred Stock are issued and outstanding; and 2,361,564 shares of which are designated "Series E Preferred Stock" (the "Series E Preferred Stock") and a total of 2,146,581 shares of Series E Preferred Stock are issued and outstanding (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are referred to herein as the "Preferred Stock"); (B) no shares of Company Stock were held in the treasury of the Company or by the Company Subsidiaries, (C) 2,231,911 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock and an additional 1,181,975 shares of Company Common Stock were reserved for issuance upon exercise of options not yet granted under the 1996 Stock Option Plan and the 1998 Stock Option Plan of the Company (the "Company Option Plans"), (D) 12,278,214 shares of Company Common Stock were reserved for issuance upon conversion of Company Preferred Stock and
(E) 249,830 shares of the Company Common Stock were reserved for issuance upon exercise of outstanding warrants to purchase shares of Company Common Stock ("Company Warrants") and are held of record by the persons indicated in Section 3.3(a) of the Schedule of Exceptions. Except as set forth above, no shares of capital stock or other voting securities of the Company were


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issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Options outstanding on such date.

         (b) Except for (i) options to purchase an aggregate of 3,413,886 shares of Company Common Stock outstanding or available for grant under the Company Option Plans, (ii) warrants to purchase an aggregate of 249,830 shares of Company Common Stock, (iii) warrants to purchase Company Common Stock issued in connection with the Series D Preferred Stock and Warrant Purchase Agreement dated as of December 22, 1999 (the "Series D Purchase Agreement") for a period of two years following the Company's initial public offering to the Series D investors listed therein (the "Series D Common Stock Warrants"), and (iv) agreements or arrangements described in Section 3.3(b) of the Schedule of Exceptions, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company or any Company Subsidiary.
Section 3.3(b) of the Schedule of Exceptions sets forth a summary of any and all agreements, arrangements or commitments by which the Company has granted any rights relating to the registration by the Company of shares of its capital stock for sale under the Securities Act of 1933, as amended. Section 3.3(b) of the Schedule of Exceptions also sets forth (w) the persons to whom Company Options have been granted, (x) the exercise price for the Company Options held by each such person, (y) whether such Company Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Options vest, and (z) if applicable, the Company Option Plan under which such Company Options were granted. No Company Option imposes any obligation upon the Surviving Corporation to convert such Company Option into an option or warrant for shares of the Surviving Corporation after the Closing Date.

         (c) All shares of the Company Stock, whether or not currently outstanding, were issued in compliance (and if reacquired or cancelled by the Company, reacquired or cancelled in compliance) with all Laws, including federal and state securities Laws, and the Company made no misstatements or omissions of material facts in connection with any such issuances (or reacquisitions or cancellations) which could give rise to liability under any federal or state securities Laws.

         (d) Except as set forth in the Company's Articles of Incorporation, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"). There are no outstanding material contractual obligations of the Company or any Company Subsidiary to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary that is not wholly owned by the Company or in any other person.

         Section 3.4  AUTHORITY.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereunder, other than, with respect to the Merger, the filing of the Agreement of Merger. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (ii)


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the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         (b) The Board of Directors of the Company (i) has adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger, this Agreement and the other transactions contemplated by this Agreement are fair and advisable, all in accordance with the CGCL.

         (c) A majority of holders of Company Preferred Stock and Company Common Stock have approved this Agreement and the other transactions contemplated by this Agreement.

         (d) The holders of the requisite number of issued and outstanding shares of capital stock of the Company required under the CGCL and the Company's Amended and Restated Articles of Incorporation to adopt and approve this Agreement, and all matters contemplated thereby, have adopted and approved this Agreement in accordance with the CGCL and the Company's Articles of Incorporation. All rights under any investor rights agreements by and among the Company and certain Company Stockholders, and any agreements pursuant to which the Company issued any shares of its capital stock, or options or warrants therefor, shall be terminated as of the Closing Date. No further corporate action on the part of the Company or its stockholders is necessary in order for the Company to enter into this Agreement and consummate the transactions contemplated hereunder

         Section 3.5  NO CONFLICT.

         Except as otherwise set forth in Section 3.5 of the Schedule of Exceptions, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

                  (i) conflict with or violate any provision of the Company's Articles of Incorporation or By-laws or any comparable organizational documents of any Company Subsidiary;

                  (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and obligations described in Section 3.6 have been made, conflict with or violate any foreign or domestic (Federal, state or local) law, statute, franchise, permit, concession, license, writ ordinance, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

                  (iii) conflict with, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, require consent, approval or notice under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage or indenture or any material contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected.

         Section 3.6 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the Company to obtain or make, as the case may be, any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity or any quasi-governmental or private body exercising any regulatory, taxing, importing, or other governmental authority (each, a "Governmental Entity"), except for the filing of the Agreement of Merger as required by the CGCL. Neither the Company nor any of the Company Subsidiaries is a party to or bound by any contract or other agreement that would prohibit the transactions contemplated by this Agreement.

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         Section 3.7  PERMITS; COMPLIANCE WITH LAW.

         (a) Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties and other assets or to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, no suspension, cancellation, revocation, withdrawal or modification of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

         (b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; (ii) any Contract to which the Company is a party or by which the Company or any material property or asset of the Company is bound or affected or (iii) any Company Permits, which could reasonably be expected to result in a Material Adverse Effect.

         Section 3.8 FINANCIAL STATEMENTS. The Company has made available to
Parent: (i) audited balance sheets of the Company as at December 31, 1999, 2000 and 2001, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of the Company's independent certified public accountants (the most recent balance sheet of which, the "Company Balance Sheet"), (ii) unaudited balance sheets of the Company as at June 30, 2002 and September 30, 2002, and the related unaudited consolidated statements of income and cash flow for the three, six and nine and months then ended, and (iii) the unaudited consolidated balance sheet of the Company as of December 31, 2002 (the "Most Recent Balance Sheet"), and the related statements of operations, changes in stockholders' equity and changes in cash flows for the interim period beginning December 31, 2002 and ended February 28, 2003. Such financial statements and notes (collectively, the "Company Financial Statements") are true, correct and complete and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company in all material respects as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to the Company) and the absence of notes (that, if presented, would not differ materially from those included in the Company Balance Sheet). Except as disclosed therein, the Company Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any person other than the Company are required by GAAP to be included in the Company Financial Statements.

         Section 3.9 UNDISCLOSED LIABILITIES. None of the Company or any of the Company Subsidiaries has any debt, liability or obligation, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes ("Liabilities"), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) to the extent set forth therein, (ii) Liabilities which have arisen after December 31, 2002 in the ordinary course of business and (iii) performance obligations under Contracts and as to which neither the Company nor any Company Subsidiary is in default. Reserves are reflected on the Most Recent Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with GAAP.

         Section 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.10 of the Schedule of Exceptions, since December 31, 2002, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Company or any of the Company Subsidiaries or any event which could reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

                  (a) none of the Company or any of the Company Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

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                  (b) none of the Company or any of the Company Subsidiaries has entered into any Contract (or series of related Contracts) outside the ordinary course of business;

                  (c) no party (including any of the Company and the Company Subsidiaries) has accelerated, terminated, amended, modified, or cancelled any Contract (or series of related Contracts) involving more than $10,000 to which any of the Company and the Company Subsidiaries is a party or by which any of them is bound;

                  (d) none of the Company or any of the Company Subsidiaries has imposed upon any of its assets, tangible or intangible, any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (A) mechanic's, materialmen's, and similar liens, (B) liens for Taxes not yet due and payable, (C) purchase money liens and liens securing rental payments under capital lease arrangements, and (D) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, in each case that has no Material Adverse Effect on the Company;

                  (e) none of the Company or any of the Company Subsidiaries has made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business;

                  (f) none of the Company or any of the Company Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the ordinary course of business;

                  (g) none of the Company or any of the Company Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, loaned or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 in the aggregate;

                  (h) none of the Company or any of the Company Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

                  (i) none of the Company or any of the Company Subsidiaries has discharged, cancelled, compromised, waived, assigned, settled, or released any right or claim (or series of related rights and claims) or litigation outside the ordinary course of business;

                  (j) none of the Company or any of the Company Subsidiaries has had any adverse change in its relationships with its Key Customers or suppliers, except for changes that, individually or in the aggregate, would reasonably be believed to have no Material Adverse Effect on the Company;

                  (k) the Company and the Company Subsidiaries, on a consolidated basis, have not suffered any decline in net working capital (current assets less current Liabilities) computed on a basis consistent with the February 28, 2003 balance sheet referred to in
         Section 3.8;

                  (l) none of the Company or any of the Company Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the ordinary course of business;

                  (m) there has been no amendment or other change made or authorized in the charter or bylaws or comparable organization documents of any of the Company and the Company Subsidiaries;

                  (n) none of the Company or any of the Company Subsidiaries has issued, reissued sold or pledged, or authorized the issuance, reissuance, sale or pledge of (x) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, or (y) any other securities in respect of, in lieu of, or in substitution for, capital stock of the Company or Company Subsidiary outstanding on the date hereof;

                  (o) none of the Company or any of the Company Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash, in kind or other property) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (p) none of the Company or any of the Company Subsidiaries has directly or indirectly, split, combined, subdivided, reclassified or redeemed, retired, purchased or otherwise acquired, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (q) none of the Company or any of the Company Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000;

                  (r) none of the Company or any of the Company Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

                  (s) none of the Company or any of the Company Subsidiaries has entered into any employment contract, severance agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (t) none of the Company or any of the Company Subsidiaries has increased or granted any increase in the compensation or fringe benefits of any of its directors, officers and employees;

                  (u) none of the Company or any of the Company Subsidiaries has adopted, amended, modified, terminated or taken any action to accelerate any rights with respect to any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Benefit Plan);

                  (v) none of the Company or any of the Company Subsidiaries has made any other change in employment terms for any of its directors, officers or employees;

                  (w) none of the Company or any of the Company Subsidiaries has paid any benefit not required by any existing Benefit Plan (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies);

                  (x) none of the Company or any of the Company Subsidiaries has made any change in its accounting methods, principles or practices;

                  (y) none of the Company or any of the Company Subsidiaries has made any Tax election or settlement or compromise of any Tax Liability;

                  (z) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving any of the Company and the Company Subsidiaries; and

                  (aa) none of the Company or any of the Company Subsidiaries has entered into any agreement for the acquisition by or license to the Company or any Company Subsidiary of any Software or Technology or any third party;

                  (bb) none of the Company or any of the Company Subsidiaries has paid, discharged or satisfied any material claim, liabilities or obligations (absolute, accrued, asserted, or unasserted, contingent or otherwise) other than in the ordinary course of business;

                  (cc) none of the Company or any of the Company Subsidiaries has entered into any agreement or arrangement that materially limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto or their affiliates; and

                  (dd) none of the Company or any of the Company Subsidiaries has committed to any of the foregoing.

         Section 3.11 EMPLOYEES. To the knowledge of the Company and the Company Subsidiaries, no executive, key employee, or significant group of employees plans to terminate employment with any of the Company and the Company Subsidiaries during the next 12 months. None of the Company or any of the Company Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of the Company or any of the Company Subsidiaries currently has, nor to the knowledge of the Company is there now threatened, a strike, a picket, work stoppage, work slowdown or other organized labor dispute. None of the Company or any of the Company Subsidiaries has committed any material unfair labor practice. The Company does not have any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and the Company Subsidiaries. Except as provided in Section 3.11 of the Schedule of Exceptions, none of the Company or any of the Company Subsidiaries has as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time, or any similar state law. On March 21, 2003, the Company provided to Parent a true and complete list of (i) the positions of all individuals who serve as employees of or consultants to the Company or any Company Subsidiary as of the date hereof, (ii) in the case of such employees, the position and base compensation payable for each such position, and (iii) in the case of each such consultant, the consulting rate payable to such individual. To the Company's knowledge, no employee of or consultant to the Company has been injured in the workplace or in the course of his or her employment or consultancy except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

         Section 3.12  EMPLOYEE BENEFIT PLANS; EMPLOYEE RELATIONS.

         (a) Section 3.12(a) of the Schedule of Exceptions contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of Section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, loans, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans." All references to the "Company" in this Section 3.12 shall refer to the Company and each member of its "controlled group," including, without limitation, the Company Subsidiaries, within the meaning of Section 414 of the Code.

         (b) The Company has, with respect to each Benefit Plan, if applicable, delivered or made available to Parent true and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles);
(ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion;
(v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and
(vi) all material communications with any Governmental Entity (including the Pension Benefit Guaranty Corporation and the Internal Revenue Service) given or received within the past three years.

         (c) The Company does not currently and has not within the last six years maintained, contributed to or had any liability under any Benefit Plan is subject to either Section 412 of the Code or Title IV of ERISA, or any "multiemployer plan" or "multiple employer" plan as defined in the Code or ERISA.

         (d) No Claims are pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Benefit Plan as to which the Company has or could reasonably be expected to have any direct or indirect actual or contingent material liability.

         (e) Each Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in material compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local law.

         (f) There are no Benefit Plans maintained by the Company pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

         (g) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, bonus, unemployment compensation (to the knowledge of the Company) or any other payment (other than as a shareholder), (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company, or (iii) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), constitute or involve a breach of fiduciary responsibility within the meaning of
Section 502(l) of ERISA as to which the Company has or reasonably could be expected to have any direct or indirect actual material liability.

         (h) Neither the Company nor any Benefit Plan, or to the knowledge of the Company, any "disqualified person" (as defined in Section 4975 of the Code) or any "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in any material liability to the Company. No event has occurred that could subject the Company or any Benefit Plan to a material excise tax under Chapter 43 of Subtitle D of the Code.

         (i) None of the assets of any Benefit Plan is stock of the Company, or property leased to or jointly owned by the Company.

         Section 3.13  CONTRACTS.

         (a) Section 3.13 of the Schedule of Exceptions lists the following written or oral Contracts to which any of the Company and the Company Subsidiaries is a party:

                  (i) any agreement granting rights to the Company or any Company Subsidiary to use and/or disseminate information of others;

                  (ii) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $10,000 per annum;

                  (iii) any agreement (or group of related agreements) for the purchase or sale of products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Company and the Company Subsidiaries, or involve consideration in excess of $10,000;

                  (iv) any agreement with any customer of the Company (a "Customer");

                  (v) any agreement providing for the licensing of the Company's products, Software or Technology;

                  (vi) any agreement concerning a partnership or joint venture, collaboration or strategic alliance;

                  (vii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

                  (viii) any agreement concerning confidentiality or noncompetition;

                  (ix) any agreement with any of the Company Shareholders or their affiliates;

                  (x) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers and employees;

                  (xi) any collective bargaining agreement;

                  (xii) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees;

                  (xiii) all contracts and agreements with any Governmental Entity to which the Company is a party;

                  (xiv) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company or the Company Subsidiaries; or

                  (xv) all contracts providing for indemnification of any officer, director, employee or agent of the Company;

                  (xvi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

         (b) The Company has made available to Parent a correct and complete copy of each written agreement listed in Section 3.13 of the Schedule of Exceptions and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.13 of the Schedule of Exceptions. With respect to each such agreement:

                           (A) the agreement is legal, valid, binding,
                  enforceable, and in full force and effect;

                           (B) the agreement will continue to be legal, valid,
                  binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) to the knowledge of the Company, no party is in
                  breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and

                           (D) to the knowledge of the Company, no party has
                  repudiated any provision of an agreement.

         Section 3.14 INVENTORY AND RIGHT TO CONTENT. The inventory of the Company and each Company Subsidiary is merchantable, complete, and fit for the purpose for which it was procured or produced and is adequate for the operation of the Business. The Company and each Company Subsidiary has (i) the right to use in the manner in which it is being used any form of electronic, magnetic, optical or print media and other materials and databases used by it in its business as currently conducted (the "Content Materials") and (ii) the right to reproduce, license and distribute the Content Materials and the materials created therefrom in the manner in which such activities are currently conducted, subject in the case of (i) and (ii) to no rights or claims of any person other than the rights created by the express terms of any agreements to which the Company or a Company Subsidiary is a party and with which the Company or the Company Subsidiary, as applicable, as the case may be, is complying.

         Section 3.15 PRODUCT AND SERVICE WARRANTY. Each product or service sold, leased, licensed or delivered by the Company and/or the Company Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any Company Subsidiary has any Liability

(and there is no basis for any present or future claim against it giving rise to any Liability) for damages in connection therewith. No product or service sold, leased, licensed or delivered by the Company or any Company Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease.

         Section 3.16 LITIGATION. Except as provided in Section 3.16 of the Schedule of Exceptions, there is no (i) litigation, suit, claim, action, proceeding, investigation, inquiry or arbitration proceeding (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any property or asset owned or used by the Company or any Company Subsidiary or to the knowledge of the Company, any person whose liability the Company has or may have assumed, either contractually or by operation of law, or (ii) government inquiry pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. Except as provided in
Section 3.16 of the Schedule of Exceptions, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on the Company. The Company is not in default with respect to any order, writ, injunction or decree of any Governmental Entity. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.16 of the Schedule of Exceptions could reasonably be expected to result in any Material Adverse Effect on the Company. None of the directors and officers (and employees with responsibility for litigation matters) of the Company and the Company Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company and the Company Subsidiaries. Neither the Company nor the Company Subsidiaries have any plans to initiate any claims against any third party.

         Section 3.17 ENVIRONMENTAL MATTERS. Except as would reasonably be expected to have no Material Adverse Effect on the Company:

                  (a) the Company and the Company Subsidiaries are and have been in compliance with all applicable Laws relating to pollution, protection of the environment or health and safety ("Environmental Laws");

                  (b) there is no liability or claim pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary; and

                  (c) there is no civil, criminal or administrative judgment or notice of responsibility or violation outstanding against the Company or any Company Subsidiary pursuant to Environment Laws or principles of common law relating to pollution, protection of the environment or health and safety.

         Section 3.18  INTELLECTUAL PROPERTY.

         (a) For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Company:

                  (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, and designs and improvements described and claimed therein, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted) (collectively, "Patents");

                  (ii) all trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

                  (iii) all copyrightable works, all copyrights, and all renewals and extensions, copyright registrations and applications for registration (collectively, "Copyrights");

                  (iv) all trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "Technology");

                  (v) all computer software and firmware programs or listings, including all source code, object code, complete system build software and documentation related thereto ("Software");

                  (vi) all licenses, and sublicenses, and other agreements or permissions related to the intellectual property described in this
         Section 3.18(a);

                  (vii) all other proprietary rights;

                  (viii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all Intellectual Property that is owned or used by the Company or any of the Company Subsidiaries; and

                  (ix) all copies and tangible embodiments thereof (in whatever form or medium).

         (b)      DISCLOSURE.

                  (i) Section 3.18(b)(i) of the Schedule of Exceptions sets forth all Patents, Trademark Registrations, and Copyright registrations and applications for any of the foregoing owned by the Company or any Company Subsidiary, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (C) the issuance, registration or application numbers. With respect to each item of Intellectual Property required to be identified in Section 3.19(b)(i) of the Schedule of Exceptions:

                           (A) the Company and the Company Subsidiaries possess
                  all right, title, and interest in and to the item, free and clear of any Lien, license (other than those set forth in Section 3.13 of the Schedule of Exceptions), or other restriction;

                           (B) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, except as set forth in Section 3.18 of the Schedule of Exceptions; and

                           (D) none of the Company and the Company Subsidiaries
                  has ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except as set forth in
                  Section 3.18(b)(i) of the Schedule of Exceptions.

                  (ii) Section 3.18(b)(ii) of the Schedule of Exceptions sets forth all licenses, sublicenses and other agreements or permissions ("IP Licenses") under which the Company or any Company Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property, other than off-the-shelf software licensed to the Company and licenses or sublicenses that are not material to the business of the

         Company and the Company Subsidiaries, taken as a whole. With respect to each IP License required to be identified in Section 3.18(b)(ii) of the Schedule of Exceptions:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) with respect to such license, sublicense,
                  agreement, or permission, neither the Company nor any Company Subsidiary, and no other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof in writing to the Company;

                           (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) to the knowledge of the Company, no action, suit,
                  proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                           (H) none of the Company and the Company Subsidiaries
                  has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission, other than those set forth on Section 3.13 of the Schedule of Exceptions; and

                           (I) each of the Company and the Company Subsidiaries
                  is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's or any of the Company Subsidiaries' obligations hereunder or thereunder, will the Company or any of the Company Subsidiaries be, in violation of any IP License that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

                  (iii) There are no material agreements (including licenses and sublicenses, but excluding off-the-shelf software licensed to the Company) involving Intellectual Property currently in negotiation or proposed to be licensed for use by the Company or any Company Subsidiary ("Proposed Intellectual Property Agreements").

         (c) OWNERSHIP. The Company and the Company Subsidiaries are the owner, assignee or licensee of all Intellectual Property, free and clear of all Liens. The Company and the Company Subsidiaries own or have the right to use pursuant to an IP License all Intellectual Property necessary for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Company and the Company Subsidiaries immediately prior to the date hereof and the Closing will be owned or available for use by the Company or the Company Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Except for licenses set forth in Section 3.13 of the Schedule of Exceptions, each of the Company and the Company Subsidiaries is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or any of the Company Subsidiaries or their respective successors or licensees in the Intellectual Property with respect to which the Company is the assignee.

         (d)      CLAIMS.

                  (i) No claim or action is pending or, to the knowledge of the Company, threatened and the Company does not know of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license any Company-owned Intellectual Property, and no item of Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof, except for those claims, actions, orders, rulings, decrees, stipulations, charges and agreements which, individually or in the aggregate, would reasonably be expected to have no Material Adverse Effect on the Company.

                  (ii) The Company has not received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation.

                  (iii) The use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company-owned Intellectual Property or any other authorized exercise of rights in or to the Company-owned Intellectual Property by the Company or any of the Company Subsidiaries or their respective successors or licensees does not and shall not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral work, other intellectual property right, right of privacy, right of publicity, or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any Intellectual Property underlying any IP License or any other authorized exercise of rights in or to the such Intellectual Property by the Company or any of the Company Subsidiaries or their respective successors or licensees does not and shall not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person.

                  (iv) To the knowledge of the Company, no third party is infringing upon or otherwise violating any Company-owned rights in Intellectual Property where the same, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

                  (v) The Company's products have been marked as required by the applicable Patent statute and the Company has given the public notice of its Copyrights and notice of its Trademarks as required by the applicable Trademark and Copyright statutes.

         (e) PROTECTION OF INTELLECTUAL PROPERTY. The Company has taken all reasonable precautions to protect and maintain its Intellectual Property of the Company and the Company Subsidiaries, including, without limitation, entering into confidentiality agreements with all officers, directors, employees and other persons that have had or currently have access to the Company's Technology. Since their respective dates of formation, each of the Company and the Company Subsidiaries has obtained from each officer and employee thereof a written agreement under which such officer or employee is obligated to disclose and transfer to the Company or any of the Company Subsidiaries, without the receipt by such officer or employee of any value therefor (other than normal compensation), any inventions, developments and discoveries which during the period such person is an officer or employee of the Company or such Company Subsidiary he or she makes or conceives of either solely or jointly with others, that relate to the business, products or projects of the Company or any of the Company Subsidiaries, or involve the use of the Company's or any of the Company Subsidiaries' time, material or facilities to the extent permitted by Law. Each of the Company and the Company Subsidiaries has obtained legally binding written agreements from all officers, employees and third parties with whom the Company or any of the Company Subsidiaries has shared confidential proprietary information (i) of the Company or any of the Company Subsidiaries or (ii) received from others which the Company or any of the Company Subsidiaries is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. Neither the Company nor any of the Company Subsidiaries is aware that any of the officers or employees of the Company or any of the Company Subsidiaries is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of the Company Subsidiaries.

         (f) SOFTWARE. Section 3.18(g) of the Schedule of Exceptions sets forth all Software that is material to the operation of the Company's business and indicates whether such software is owned or licensed by the Company or any of the Company Subsidiaries. Following the Merger, the Software may be used by the Surviving Corporation on identical terms and conditions as the Company enjoyed immediately prior to the Merger. Neither the Company nor any Company Subsidiary has transferred any of their source code to any other party.

         (g) BREACHES. To the Company's knowledge, no employee or contractor of the Company or any of the Company Subsidiaries has transferred Intellectual Property or confidential or proprietary information to the Company or any of the Company Subsidiaries or to any third party in violation of any Law or any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any of the Company Subsidiaries or any prior employer.

         Section 3.19  TAX MATTERS.

         (a) Each of the Company and the Company Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

         (b) There is no material dispute or claim concerning any Tax liability of any of the Company and the Company Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Company has knowledge based upon personal contact with any agent of such authority.

         (c) Section 3.19 of the Schedule of Exceptions indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of the Company and the Company Subsidiaries since December 31, 1999. None of the Company and the Company Subsidiaries has waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

         (d) None of the Company and the Company Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company and the Company Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280G of the Code. None of the Company and the Company Subsidiaries has been or will be required to make an adjustment under Section 481(c) of the Code as a result of a change or proposed change in accounting method or otherwise. None of the Company and the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and the Company Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and the Company Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and the Company Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (e) The unpaid income Taxes of the Company and the Company Subsidiaries
(A) did not, as of the date hereof, exceed by any material amount the reserve for income tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their income Tax Returns.

         (f) All Taxes which the Company or any Company Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to appropriate Governmental Entity.

         (g) None of the Company or the Company Subsidiaries has undergone an "ownership change" within the meaning of Section 382 of the Code.

         (h) As used in this Agreement, "Taxes" (or "Tax") shall mean all federal, state, county, local, foreign, territorial, and other taxes, imposts, charges, fees, levies, and duties (including, without limitation, income, profits, premium, estimated, excise, sales, use, license, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, gain, withholding, employment and payroll related, and property taxes, import duties, and other governmental charges and assessments), whether attributable to statutory or nonstatutory rules, whether or not measured in whole or in part by net income, and whether disputed or not, including interest, additions to tax or interest, and assessments and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment relating to any of the foregoing; and "Tax Return" shall mean any and all reports, returns, declarations, schedules, information returns, statements, or other information required to be supplied to a taxing or governmental authority with respect to any Tax or Taxes, including without limitation any individual, combined or consolidated return.

         Section 3.20  REAL PROPERTY.

         (a) None of the Company and the Company Subsidiaries owns any real property.

         (b) Section 3.20 of the Schedule of Exceptions lists all real property leased or subleased to any of the Company and the Company Subsidiaries. The Company has made available to Parent correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.20 of the Schedule of Exceptions (as amended to date). With respect to each lease and sublease listed in Section 3.20 of the Schedule of Exceptions:

                  (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (ii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) no party to the lease or sublease has repudiated any material provision thereof;

                  (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (v) none of the Company and the Company Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                  (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable Laws in all material respects.

         Section 3.21 NON-COMPETITION AGREEMENTS. Other than with Parent, neither the Company nor any Company Subsidiary is a party to any Contract which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, (i) engaging in any business currently conducted by or engaged in by the Company or any Company Subsidiary or (ii) soliciting any person in connection with the business of the Company. To the knowledge of the Company, none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

         Section 3.22 INSURANCE. Section 3.22 of the Schedule of Exceptions sets forth all insurance policies (including policies providing property, casualty, liability, and workers compensation coverage and bond and surety arrangements) with respect to which any of the Company and the Company Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; and (ii) neither any of the Company and the Company Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy. Section 3.22 of the Schedule of Exceptions describes any material self-insurance arrangements affecting any of the Company and the Company Subsidiaries. Since December 31, 2000, the Company has not received any written notice or other written communication regarding any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         Section 3.23 CUSTOMERS. Section 3.23 of the Schedule of Exceptions sets forth the name of each Customer which generates revenue in excess of $10,000 per month on average ("Key Customers"). To the knowledge of the Company, the relationships of the Company with its Customers are good commercial working relationships. Since December 31, 2001, no Key Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has decreased materially its purchases of the services or products of the Company. No Key Customer, has, to the knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify it relationship with the Company or to decrease materially or limit its purchase or distribution of the services or products of the Company. The Company has not engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

         Section 3.24 ASSETS. The Company and the Company Subsidiaries have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, and all such properties and assets are free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet. None of the assets or rights held by the Company and the Company Subsidiaries after giving effect to the transactions contemplated hereby will be impaired or become subject to claims for increased fees or royalties or other costs as a result of the transactions contemplated hereby.

         Section 3.25  {Section intentionally omitted}

         Section 3.26 CERTAIN STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation is applicable to the Merger.

         Section 3.27 OFFERS. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Company with parties other than Parent.

         Section 3.28 CERTAIN INTERESTS. Other than relationships with Parent, no officer or director of the Company and, to the knowledge of the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director: has (i) any direct or indirect financial interest in any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer of the Company (except for any such ownership or interest resulting from the ownership of less than 1% of securities in a public company), or (ii) owns, directly or indirectly, in whole or in part, or has any other interest, in any tangible or intangible property which the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of less than 1% of securities in a public company). Except for the payment of employee compensation in the ordinary course of business, the Company does not have any Liability to any officer or director of the Company or to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

         Section 3.29 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.30 NO MISSTATEMENTS. No representation or warranty made by the Company in this Agreement, the Schedule of Exceptions or any certificate delivered or deliverable pursuant to the terms hereof contains or will at Closing contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the Schedule of Exceptions previously delivered by Parent to the Company (the "Parent Schedule of Exceptions"), as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, has no Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Effect on Parent" means any state of affairs or change that has had, or will reasonably be likely to have materially impaired or will materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

         Section 4.2 AUTHORITY. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by Parent. This Agreement has been validly executed and delivered by each of Parent and Merger Sub, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms subject to (i) the effect of applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, or other similar federal or state laws affecting the rights of creditors and (ii) the effect of availability of rules of law governing specific performance, injunctive relief or other agreeable remedies (regardless or whether any such remedy is considered in a proceeding or law or in equity).

         Section 4.3 NO CONFLICT. Except as set forth in Section 4.3 of the Parent Schedule of Exceptions, the execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not:

                  (i) conflict with or violate any provision of its organizational documents; and

                  (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.3 of the Parent Schedule of Exceptions have been obtained and all filings and obligations described in Section 4.3 of the Parent Schedule of Exceptions have been made, conflict with or violate any Law applicable to Parent or by which any property or asset of Parent is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have no Material Adverse Effect on Parent.

         Section 4.4 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for any applicable requirements of the Exchange Act, the filing of the Agreement of Merger as required by the CGCL, filings required under the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have no Material Adverse Effect on Parent. Parent is not a party to, bound by, any contract or other agreement that would prohibit or materially delay the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that Parent may make a public statement to the extent required by applicable Law or the requirements of NASDAQ.

         Section 5.2 FURTHER ASSURANCES. At the Closing or from time to time thereafter, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

         Section 5.3 PAYMENT OF SEVERANCE EXPENSES. Immediately after the Effective Date, the Surviving Corporation shall pay all employees who were terminated by the Company and set forth on Schedule 5.3 hereto severance in amount equal to five-weeks base-pay; provided, that the following management team members, if included on Schedule 5.3, shall be paid severance in an amount equal to three (3) months base pay: William Cook, Kath Critchfield, Greg Morse, Haiyan Song and Stephen Turner. Following the Merger, the Surviving Corporation shall pay severance expenses of employees of the Company who were employees of the Company prior to the Effective Date (the "Continuing Employees") in accordance with Parent's severance policies in effect from time to time which presently is equal to two (2) weeks base pay during the first year of service and an additional one week of base-pay for each additional full year of service thereafter as measured from any such Continuing Employee's first date of employment with the Company pre-Merger (unless such employee is guaranteed a greater amount of severance in any applicable employment agreement);.

         Section 5.4 EXECUTIVE OFFICERS. At the Closing or as soon as practicable thereafter, Parent shall cause Merger Sub to offer employment agreements to each of Dennis Ryan and Dan Taylor (collectively, the "Company Executive Officers") in a form consistent with Parent's existing employment agreements that will provide for a base salary, certain bonus opportunities, severance of six (6) months upon voluntary (after six months from the Closing
Date) or involuntary termination and other appropriate matters.

         Section 5.5 PARENT OPTIONS. Parent management shall use its best efforts to recommend to Parent's Board of Directors at its first meeting after the Closing Date, certain grants of Parent common stock to Company Executive Officers and selected other employees of the Company in accordance with Parent's existing option plans and procedures and comparably situated Parent employees, subject to final approval by the Parent Board of Directors and the Human Resources and Compensation Committee thereof; provided, that such recommendation shall include that when made such grant shall be immediately vested in the amount of twenty-five percent; and provided further that the ultimate grant of any such options shall be made in the sole discretion of such Board and Committee.

         Section 5.6 EXPENSES. Whether or not the Merger is consummated, all expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         Section 6.1 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by Parent and Merger Sub in accordance with Section 7.9:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company contained in Article III hereof shall be true and correct in all respects as of the date of this Agreement and as of the date of the Closing.

         (b) PERFORMANCE OF THIS AGREEMENT. Sellers shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to performed or complied with prior to or at the Closing.

         (c) CLOSING DELIVERIES: Parent and Merger Sub shall have received, at or prior to the Closing, the following:

                  (i) a certificate executed by the Secretary or other appropriate officer, of the Company certifying as of the date of Closing (i) a true and correct copy of the articles of incorporation (or similar organizational document) of the Company, (ii) a true and correct copy of the bylaws (or similar organizational document) of the Company, and (iii) incumbency matters;

                  (ii) a copy of the certificate or articles of incorporation (or similar organizational document) of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of California or other appropriate governmental official;

                  (iii) a certificate of the appropriate Secretary of State of California certifying the existence of the Company in its respective jurisdiction of organization and all other states where it is qualified to do business;

                  (iv) physical possession of all original minute books, corporate seals and stock or equity ownership records of the Company;

                  (v) physical possession of all Books and Records (other than those covered by clause (d) above), Company Permits, policies, Contracts, plans or other instruments of the Companies that are in the possession of the Company, all such materials to be deemed delivered to Parent if they are present at any of the Facilities;

                  (vi) a legal opinion from counsel to Company addressing appropriate matters, including due authorization, and stockholder approval;

                  (vii) each director of any of the Company shall have submitted resignations effective as of the closing;

                  (viii) written evidence that Company has effected terminations of employees of the Company in accordance with the instructions of Parent; and

                  (ix) all other documents and certificates required to be delivered by Company pursuant to the terms of this Agreement.

         Section 6.2 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Company in accordance with Section 7.9:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in Article IV hereof shall be true and correct in all respects as of the date of this Agreement and as of the date of the Closing.

                  (b) PERFORMANCE OF THIS AGREEMENT. Parent and Merger Sub shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to performed or complied with prior to or at the Closing.

                  (c) CLOSING DELIVERIES: Company shall have received, at or prior to the Closing, the following:

                           (i) certificate executed by the Secretary of Merger
                  Sub certifying as of the Closing Date (i) a true and correct copy of the articles or certificate of incorporation of Merger Sub, (ii) a true and correct copy of the bylaws of Merger Sub,
                  (iii) a true and correct copy of the resolutions of the board of directors of Merger Sub authorizing the execution, delivery and performance of this Agreement by Merger Sub and the consummation of the transactions contemplated hereby and (iv) incumbency matters;

                  (d) evidence that the Merger Sub has been capitalized with two million dollars ($2,000,000); provided, however, that the $200,000 deposit that Parent paid to the Company prior to the Closing shall be credited against this $2,000,000; and

                  (e) all other documents and certificates required to be delivered by Parent and Merger Sub pursuant to the terms of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1  CERTAIN DEFINITIONS.  For purposes of this Agreement:

                  (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, the correlative terms "controlling," "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) The term "Books and Records" means all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind (in any form or medium) relating to the Company, the Assets, Business operations, customers, suppliers and personnel, including (i) all corporate books and records of the Companies, (ii) all disk or tape files, printouts, runs or other computer-based information and the Company's interest in all computer programs required to access, and the equipment containing, all such computer-based information, (iii) all product, business and marketing plans, (iv) all environmental control records, (v) all sales, maintenance and production records, (vi) equipment warranty information, (vii) litigation files, (viii) customer and supplier lists and information, (ix) personnel records, and (x) Tax Returns and supporting materials and all tax records and files.

                  (c) The term "business day" means any day, other than Saturday, Sunday or a United States federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included, except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                  (d) The term "including" means, including but not limited to the things or matters named or listed after that term.

                  (e) The term "ordinary course of business" means the ordinary course of business consistent with past practice.

                  (f) The term "knowledge" or "knowledge of the Company" shall mean the knowledge of the officers of the Company and each Company Subsidiary and those employees of the Company and the Company Subsidiaries with supervisory responsibility for the area in question.

                  (g) The term "Merger Consideration" shall mean ten thousand dollars ($10,000).

                  (h) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                  (i) The term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corresponding or other entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

         Section 7.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         Section 7.3  WAIVER OF JURY TRIAL.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.3.

         Section 7.4 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to Parent:

                  Click Commerce, Inc.
                  200 E. Randolph St.
                  49th Floor
                  Chicago, IL 60601
                  Attention: General Counsel
                  Fax: (312) 482-8557

         with copies to:

                  McDermott, Will & Emery
                  227 W. Monroe Street
                  Chicago, IL 60606
                  Attention: Mark A. Harris
                  Fax: (312) 984-7700
         if to the Company:

                  Allegis Corporation
                  1550 Bryant Street, 2nd Floor
                  San Francisco, CA 94103
                  Attention: Dennis Ryan
                  Fax: (415) 551-0601

         with copies to:

                  Fenwick & West LLP
                  275 Battery Street
                  San Francisco, California 94111
                  Attention: John W. Kastelic
                  Fax: (415) 281-1350

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         Section 7.5 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         Section 7.6 ENTIRE AGREEMENT. This Agreement (including any exhibits and annexes to this Agreement) and the Schedule of Exceptions constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

         Section 7.7 NO THIRD PARTY BENEFICIARIES. Except for the provisions of Sections 5.3, 5.4 and 5.5, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

         Section 7.8 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

         Section 7.9 WAIVER. At any time prior to the Effective Time, any party to this Agreement may in writing (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance with any agreement contained in this Agreement. Any waiver of a closing delivery set forth in Article VI will be effective only if made in writing by the Company or Parent (as applicable).

         Section 7.10 OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires a subsidiary of Parent to take any action, that requirement shall be deemed to include an undertaking on the part of Parent to cause that subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

         Section 7.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

         Section 7.12 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or annex, that reference shall be to a Section of or exhibit or annex to this Agreement unless otherwise indicated.

         Section 7.13 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, provided that Parent may designate, by written notice to the Company, a subsidiary of Parent that is wholly owned directly or indirectly by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such subsidiary.

         Section 7.14 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                             CLICK COMMERCE, INC.


                             By:   /s/ Michael W. Ferro, Jr.
                                --------------------------------------------
                             Name: Michael W. Ferro, Jr.
                                  ------------------------------------------
                             Title: Chairman and Chief Executive Officer
                                   -----------------------------------------


                             ALLEGIS CORPORATION


                             By:   /s/ Dennis Ryan
                                --------------------------------------------
                             Name: Dennis Ryan
                                  ------------------------------------------
                             Title: President and Chief Executive Officer
                                   -----------------------------------------


                             ALLEGIS ACQUISITION, INC.


                             By:   /s/ Michael W. Ferro, Jr.
                                --------------------------------------------
                             Name: Michael W. Ferro, Jr.
                                  ------------------------------------------
                             Title: President
                                   -----------------------------------------


                             ALLEGIS ACQUISITION OF CALIFORNIA, INC.


                             By:   /s/ Michael W. Ferro, Jr.
                                --------------------------------------------
                             Name: Michael W. Ferro, Jr.
                                  ------------------------------------------
                             Title: President
                                   -----------------------------------------

                         LIST OF SCHEDULE OF EXCEPTIONS

      Schedule 1.8            Officers of Surviving Corporation

      Schedule 3.1            Organization and Qualification; Subsidiaries

      Schedule 3.2            Certificate of Incorporation and Bylaws

      Schedule 3.3            Capitalization

      Schedule 3.4            Authority

      Schedule 3.5            No Conflict

      Schedule 3.6            Required Filings and Consents

      Schedule 3.7            Permits; Compliance with Law

      Schedule 3.8            Financial Statements

      Schedule 3.9            Undisclosed Liabilities

      Schedule 3.10           Absence of Certain Changes of Events

      Schedule 3.11           Employees

      Schedule 3.12           Employee Benefit Plans; Employee Relations

      Schedule 3.13           Contracts

      Schedule 3.15           Product and Service Warranty

      Schedule 3.16           Litigation

      Schedule 3.18           Intellectual Property

      Schedule 3.19           Taxes

      Schedule 3.20           Real Property

      Schedule 3.22           Insurance

      Schedule 3.23           Customers

      Schedule 3.24           Assets

      Schedule 3.28           Certain Interests

      Schedule 3.29           Brokers

      Schedule 4.1            Parent Organization and Qualification

                                                                       EXHIBIT A


                            ACTION BY WRITTEN CONSENT
                               OF THE SHAREHOLDERS
                             OF ALLEGIS CORPORATION
                           (A CALIFORNIA CORPORATION)

                                 March 21, 2003

         The undersigned, being holders of outstanding stock of Allegis Corporation, a California corporation (the "COMPANY"), hereby consent to and approve the adoption of the following resolutions, without a meeting, pursuant to Section 603(a) of the California Corporations Code and the Bylaws of the Company, with respect to all shares of the Common Stock, Preferred Stock and other capital stock of the Company held of record or beneficially by the undersigned, effective as of the date first set forth above:

         WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger by and among Click Commerce, Inc., a Delaware corporation (the "PARENT"), Allegis Acquisition, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent (the "SUB"), Allegis Acquisition of California, Inc., a California corporation and direct, wholly-owned subsidiary of Sub (the "MERGER SUB"), and the Company (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into the Company in a reverse triangular merger (the "MERGER"), with the Company to be the surviving corporation of the Merger;

         WHEREAS, the Merger will result in, among other things, (i) the Company becoming a direct, wholly-owned subsidiary of Sub and an indirect wholly-owned subsidiary of Parent, (ii) all of the issued and outstanding shares of common stock of the Company and all outstanding options and warrants to acquire common stock or preferred stock of the Company shall be cancelled, and (iii) each share of the Company's Series A Preferred Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive $0.0002 per share, each share of the Company's Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive $0.0003 per share, each share of the Company's Series D Preferred Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive $0.0011 per share, and each share of the Company's Series E Preferred Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive $ 0.0019 per share.

         NOW, THEREFORE, BE IT RESOLVED, that the Merger, the Merger Agreement and all other agreements and documents required to beexecuted and/or delivered in connection with the Merger or contemplated therein, including, but not limited to, the Agreement of Merger to be filed with the California Secretary of State (collectively referred to herein as the "MERGER DOCUMENTS"), are in all respects hereby adopted and approved.

         This consent may be executed in any number of counterparts, each of which when so executed and delivered to the Corporation will be deemed an original, and such counterparts together will constitute one and the same instrument.

SHAREHOLDERS:

                                          (if signing on behalf of MULTIPLE
                                          SHAREHOLDERS, please PRINT names of
                                          ADDITIONAL shareholders below)

----------------------------------
(please PRINT name of shareholder)



(if shareholder is a CORPORATION,         --------------------------------------
PARTNERSHIP OR OTHER ENTITY, please
SIGN below)
                                          --------------------------------------

By:
   -------------------------------        --------------------------------------

Name:
     -----------------------------        --------------------------------------

Title:
      ----------------------------        --------------------------------------


                                          --------------------------------------


                                          --------------------------------------

(if shareholder is a PERSON, please
SIGN below)                               --------------------------------------


----------------------------------        --------------------------------------

                                                                       EXHIBIT B


                               AGREEMENT OF MERGER
                                       OF
                     ALLEGIS ACQUISITION OF CALIFORNIA, INC.
                                       AND
                               ALLEGIS CORPORATION


         This Agreement of Merger (this "AGREEMENT") is entered into as of March 21, 2003 (the "DATE OF THIS AGREEMENT") by and between Allegis Acquisition of California, Inc., California corporation ("SUB") (nonsurvivor) that is a wholly-owned subsidiary of Allegis Acquisition, Inc. a Delaware corporation ("PARENT"), and Allegis Corporation (the "CORPORATION"), a California corporation (survivor).

         1. EFFECTIVE TIME OF MERGER. Pursuant to the California Corporations Code, Sub will be merged with and into Corporation in a reverse triangular merger (the "MERGER"), with Corporation to be the surviving corporation of the Merger. The Merger will be effective (the "EFFECTIVE TIME") at the date and time on which a copy of this Agreement and all required officers' certificates and other appropriate documents are filed with the Secretary of State of California.

         2. CONVERSION OF SECURITIES.

                  (a) CONVERSION OF CORPORATION SHARES. At the Effective Time, each share of the Corporation's Common Stock, no par value ("CORPORATION COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be cancelled without consideration. At the Effective Time, each share of the Corporation's Series A Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0002 per share, each share of the Corporation's Series B Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0003 per share, each share of the Corporation's Series C Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0003 per share, each share of the Corporation's Series D Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0011 per share, and each share of the Corporation's Series D Preferred Stock, no par value, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive $ 0.0019 per share (all such Preferred Stock referred to as "CORPORATION PREFERRED STOCK").

                  (b) SURRENDER AND EXCHANGE OF OUTSTANDING CERTIFICATES. Each certificate which immediately before the Effective Time evidenced shares of Corporation Common Stock will, from and after the Effective Time until such certificate is surrendered to Parent or its transfer agent, be deemed, for all corporate purposes, to be cancelled. Each certificate which immediately before the Effective Time evidenced shares of Corporation Preferred Stock will, from and after the Effective Time until such certificate is surrendered to Parent or its transfer agent, be deemed, for all corporate purposes, to be converted as provided in Section 2 above. Upon surrender, all dividends and distributions, if any, therefore declared and accrued but unpaid in respect of such shares, will be paid. The shareholders will be requested to surrender to Parent or its transfer agent, as soon as practicable after the Effective Time, the certificate or certificates representing all the shares of Corporation Common Stock and Corporation Preferred Stock issued and outstanding immediately prior to the Effective Time. Upon the surrender of any Corporation Preferred Stock, such shareholders will be entitled to receive cash in the amount as provided in Section 2. As soon as practicable following such surrender Parent or its transfer agent will issue to such shareholders checks in the required amount.

         3. CONVERSION OF SUB SHARES. Each share of Sub Common Stock, no par value ("SUB COMMON STOCK") that is issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without further action on the part of the sole stockholder of Sub, will be converted into and become one (1) share of Corporation Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Corporation Common Stock into which the shares of Sub Common Stock are so converted shall be the only shares of Corporation Stock that are issued and outstanding immediately after the effective time.

         4. PLAN. Parent, Sub and Corporation are parties to the Agreement and Plan of Reorganization dated as of March 21, 2003 (the "PLAN"). The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

         5. EFFECTS OF MERGER. At the Effective Time: (a) the separate existence of Sub will cease and Sub will be merged with and into Corporation and Corporation will be the surviving corporation pursuant to the terms of this Agreement; (b) the Articles of Incorporation of Corporation will be amended as attached hereto as EXHIBIT A and the Bylaws of the surviving corporation immediately prior to the Effective Time shall continue to be the bylaws of the surviving corporation after the Effective Time until such time as amended in accordance with the bylaws and articles of incorporation of the surviving corporation; (c) each share of Corporation Common Stock outstanding immediately prior to the Effective Time will be cancelled and each share of Corporation Preferred Stock will be converted as provided in Section 2 of this Agreement;
(d) each share of Sub Common Stock outstanding immediately prior to the Effective Time will be converted into one (1) outstanding share of Corporation Common Stock; (e) the Board of Directors and executive officers of Parent will remain unchanged and the sole director of Sub immediately prior to the Effective Time will become the sole director of the surviving corporation and the officers of Sub will become the officers of the surviving corporation; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

         6. FURTHER ASSIGNMENTS. After the Effective Time, Corporation and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to Sub's property or rights in Corporation and otherwise to carry out the purposes of the Plan in the name of Sub or otherwise.

         7. TERMINATION. This Agreement may be terminated and the proposed Merger abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of Corporation, by either party hereto upon termination of the Plan or by the mutual consent of the Boards of Directors of Sub and Corporation.

         8. CORPORATION DISSENTING SHARES. Holders of Corporation Dissenting Shares (if any) will be entitled to their appraisal rights under Chapter 13 of the California Corporations Code with respect to such Corporation Dissenting Shares, and such Corporation Dissenting Shares will NOT be cancelled or converted as provided in Section 2. Shares of the capital stock of the Corporation that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting shareholders' rights of appraisal under the California Corporations Code have NOT been properly perfected will, when such dissenting shareholders' rights can no longer be legally exercised under the California Corporations Code, be cancelled or converted as provided in
Section 2.

         9. ASSIGNMENT. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives and permitted assigns.

         10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California without regard to principles of conflict of laws.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.






                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be duly executed as of the date and year first above written.

ALLEGIS CORPORATION                ALLEGIS ACQUISITION OF CALIFORNIA, INC.

/s/ Dennis Ryan                    /s/ Michael W. Ferro, Jr.
------------------------------     -----------------------------------------

By:    Dennis Ryan                 By:      Michael W. Ferro, Jr.
      ------------------------             ---------------------------------
Its:   President                   Its:     President
      ------------------------             ---------------------------------


By:  /s/  Matthew Quilter           By:  /s/  Justin Dearborn
   ---------------------------         -------------------------------------
    Matthew Quilter, Secretary          Justin Dearborn, Secretary

                                    EXHIBIT A


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               ALLEGIS CORPORATION



         FIRST: The name of the corporation (hereinafter referred to as the "corporation") is ALLEGIS CORPORATION.

         SECOND: The existence of the corporation is perpetual.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporation Code.

         FOURTH: The total number of shares which the corporation is authorized to issue is, 1,000, of which are of one class and of a par value of $0.00 each, and all of which are Common shares.

         The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

                                                                       EXHIBIT C

                              LETTER OF TRANSMITTAL
  TO ACCOMPANY CERTIFICATE(S) FORMERLY REPRESENTING SHARES OF CAPITAL STOCK OF
                               ALLEGIS CORPORATION

--------------------------------------------------------------------------------------------------------------------------
                                              DESCRIPTION OF SHARES SURRENDERED
                                   (Please fill in. Attach a separate schedule if needed.)
--------------------------------------------------------------------------------------------------------------------------
                                                                CLASS OR
     NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)             SERIES OF STOCK             CERTIFICATE          NUMBER OF
  (Please correct any errors in the name or address      (Series A, B, C, D or E            NO(S)               SHARES
                     shown below)                            Preferred Stock)
---------------------------------------------------------------------------------------------------------------------------
                                                        --------------------------- -------------------- ------------------

                                                        --------------------------- -------------------- ------------------

                                                        --------------------------- -------------------- ------------------

                                                        --------------------------- -------------------- ------------------

                                                        --------------------------- -------------------- ------------------

---------------------------------------------------------------------------------------------------------------------------


The undersigned represents that each of the undersigned has full authority to surrender without restriction the above-described certificate(s) and the underlying shares of capital stock of Allegis Corporation (the
"Certificate(s)").

         Mail this Letter of Transmittal to the address set forth below, together with the Certificate(s):


                              Click Commerce, Inc.
                              200 East Randolph Street
                              49th Floor
                              Chicago, IL 60601
                              Attention:  Justin Dearborn

         Delivery of this instrument to an address other than as set forth abov e does not constitute a valid delivery. The method of delivery of the Certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

                   PLEASE FOLLOW THE ACCOMPANYING INSTRUCTIONS
Ladies and Gentlemen:

         In connection with the Agreement and Plan of Merger, dated as of March 21, 2003 (the "Merger Agreement"), by and among Click Commerce, Inc., a Delaware corporation ("Click"), Allegis Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Click ("DE Sub"), Allegis Acquisition of California, Inc., a California corporation and indirect, wholly-owned subsidiary of Parent ("Merger Sub"), and Allegis Corporation, a California corporation ("Company"), pursuant to which Merger Sub was merged with and into Company (the "Merger"), the undersigned hereby transmits to you, on the terms and conditions of the Merger Agreement and this Letter of Transmittal, the Certificate(s) formerly representing shares of the outstanding capital stock of Company (the "Company Stock"). Unless otherwise defined herein, all defined terms contained herein shall have the meanings set forth in the Merger Agreement.

         Please mail to the undersigned, as instructed below, a check for the amount of cash to which the undersigned is entitled pursuant to the Merger Agreement at the closing of the Merger. The undersigned hereby consents and agrees that the Company and Click shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Company Stock ("Company Shareholder") such amounts as Click is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or Click, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of Company Stock in respect of which such deduction and withholding was made by the Company or Click, as the case may be.

         The undersigned hereby represents and warrants that:

         o the undersigned is the record owner of the shares of Company Stock formerly represented by the Certificate(s) hereby delivered and identified in the box on the preceding page;

         o the undersigned has full right, power, legal capacity and authority to sell, transfer and deliver the Certificate(s), free and clear of all liens, charges and encumbrances and such shares are not subject to any adverse claims, and there is no limitation or restriction on the sale, transfer and delivery of the Certificate(s); and

         o the undersigned will, upon request, execute any additional documents necessary or desirable to complete the sale, transfer and cancellation of the shares of Company Stock formerly represented by the Certificate(s) hereby delivered. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The undersigned understands that payment for the Certificates will be made as promptly as practicable after the surrender of the Certificate(s) is made in acceptable form.

         o The undersigned hereby consents and agrees to the termination and cancellation of such Company Shareholder's options and warrants to acquire Company Stock (if any) without any payment of any consideration therefore.

         Effective upon the consummation of the transactions contemplated under the Merger Agreement, except for any rights expressly set forth in the Merger Agreement, the undersigned hereby releases the Company from any and all claims of such shareholder against the Company or liabilities or obligations of the Company or to the undersigned arising under any Company investor agreements or in connection with the issuance of any securities by the Company to Company Shareholder, or otherwise as a result of the undersigned having been a shareholder of the Company.

         The undersigned acknowledges that he or she has received a copy of the shareholder consent, dated March 21st, 2003, delivered by the Company to Company Shareholders in connection with the Merger Agreement and the approval of the Merger.

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
--------------------------------------------------------------------------------------------------------------------
If your Certificate(s) have been lost, stolen, misplaced or mutilated, contact Justin Dearborn at (312) 377-3057.
--------------------------------------------------------------------------------------------------------------------

                                                 ALL SHAREHOLDERS MUST SIGN
                                                      IN THE BOX BELOW.
        ------------------------------------------------------------------------------------------------------------
                                                    SIGNATURE(S) REQUIRED
                                        Signature(s) of Registered Holder(s) or Agent
        ------------------------------------------------------------------------------------------------------------
        The undersigned acknowledges that he/she has thoroughly read this Letter of Transmittal and agrees to be bound by the terms contained herein.

        ------------------------------------------------------------------------------------------------------------
                                                      Registered Holder


        ------------------------------------------------------------------------------------------------------------
                                                      Registered Holder


        ------------------------------------------------------------------------------------------------------------
                                                        Title, if any







        Date:                          Phone No.:
             ----------------------

        Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title.


        ---------------------------------------------------------------------------------------------------------------

        ALSO:  YOU MUST SIGN AND PROVIDE YOUR TAX ID NUMBER ON THE SUBSTITUTE W-9 ATTACHED AS EXHIBIT A.

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES
                 (Please read carefully the instructions below)

         1. METHOD OF DELIVERY: The Certificate(s) and this Letter of Transmittal must be sent or delivered to Justin Dearborn of Click Commerce, Inc. (the "Exchange Agent"). The method of delivery of the Certificate(s) to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering Company Shareholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, IT IS SUGGESTED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED.

         2. CHECK ISSUED IN THE SAME NAME: The check will be issued in the same name as the surrendered certificate is registered. This Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. DO NOT SIGN THE CERTIFICATE(S). If any of the Certificate(s) are owned by two or more joint owners, ALL such owners must sign this Letter of Transmittal exactly as written on the face of the Certificate(s). If any of the Certificate(s) are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

         3. LETTER OF TRANSMITTAL REQUIRED; SURRENDER OF THE CERTIFICATE(S); LOST CERTIFICATE(S): You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the Certificate(s) and any required accompanying evidences of authority. IF THE CERTIFICATE(S) HAVE BEEN LOST, STOLEN, MISPLACED OR DESTROYED, IMMEDIATELY CONTACT THE EXCHANGE AGENT FOR INSTRUCTIONS AT (312) 377-3057 PRIOR TO SUBMITTING YOUR CERTIFICATE(S) FOR EXCHANGE.

         4. SUBSTITUTE FORM W-9/SUBSTITUTE FORM W-8: Each tendering shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 attached as EXHIBIT A, and to certify, under penalties of perjury, that this number is correct and that the shareholder is not subject to backup withholding of United States federal income tax. If a tendering Company Shareholder has been notified by the Internal Revenue Service that the shareholder is subject to backup withholding, the Company Shareholder must cross out item (2) of the Certification box of the Substitute Form W-9, unless the shareholder has since been notified by the Internal Revenue Service that the Company Shareholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering shareholder to 30% United States federal income tax withholding with respect to any payments received pursuant to the offer. If the tendering Company Shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, the Company Shareholder should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 30% on all payments of the purchase price to the shareholder until a TIN is provided to the Depositary.


                                    EXHIBIT A


                           PAYER: CLICK COMMERCE, INC.
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
-------------------------------- ------------------------------------------ ------------------------------------------
          SUBSTITUTE             Part 1 -- Please provide your TIN in the                     TIN:
                                 box at right and certify by signing and           ___________________________
           FORM W-9              dating below.                                       Social Security Number
  Department of the Treasury,                                                              or Employer
   Internal Revenue Service                                                           Identification Number
                                                                                      (If waiting for TIN,
 Payer's Request For Taxpayer                                                         write "Applied For")
  Identification Number (TIN)     ------------------------------------------ ------------------------------------------
  and Certification For Payee     Part 2--For payees exempt from backup
Exempt From Backup Withholding    withholding, please write "EXEMPT" below.        ______________________________
--------------------------------  ------------------------------------------ ------------------------------------------
----------------------------------------------------------------------------------------------------------------------
PART 3--CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
----------------------------------------------------------------------------------------------------------------------
(1) The number shown on this form is my correct taxpayer identification number
(or a taxpayer identification number has not been issued to me).

----------------------------------------------------------------------------------------------------------------------
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends or
(c) the IRS has notified me that I am no longer subject to backup withholding.

----------------------------------------------------------------------------------------------------------------------
(3)  Any information provided on this form is true, correct and complete.

----------------------------------------------------------------------------------------------------------------------
(4)  I am a U.S. person (including a U.S. resident alien).

----------------------------------------------------------------------------------------------------------------------
CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

----------------------------------------------------------------------------------------------------------------------
(Also see instructions in the enclosed Guidelines.)

---------------------------------------------------------------------------- -----------------------------------------
Signature:                                                                   Date:____________________, 2003

---------------------------------------------------------------------------- -----------------------------------------
Name:
                                 (Please Print)
----------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACUP WTIHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN THE SPACE PROVIDED FOR THE TIN IN PART I OF SUBSTITUTE FORM W-9.